EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Wells Fargo & Company:

We consent to the use in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement (No. 333-144455) on Form S-4 of Wells Fargo & Company of our reports dated February 20, 2007, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference herein. Our report on the aforementioned consolidated financial statements, dated February 20, 2007, refers to a change in the method of accounting for residential mortgage servicing rights, stock-based compensation, and pensions in 2006.

/s/ KPMG LLP

San Francisco, California

October 1, 2007